Exhibit 99.1

Ocean Power Technologies Announces Deployment of Next Generation Wave Energy Converter Buoy

Adding wind and solar energy harvesting, OPT’s next generation WEC is expected to generate more power than prior PowerBuoy® platforms.

MONROE TOWNSHIP, N.J., April 13, 2023 – Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NYSE American: OPTT), a leader in innovative, cost-effective, and autonomous low-carbon marine data, power, and consulting service solutions, is pleased to announce the successful first ocean test of its next-generation increased power wave energy converter buoy, the Mass-On-Spring-Wave-Energy-Converter (MOSWEC) prototype. OPT has reported the operational sized buoy, deployed offshore of New Jersey, has been performing as expected and has already endured storm conditions at sea.

(Image: OPT MOSWEC Buoy leaving dock for deployment off New Jersey Coast)

Building on the success of its previous wave energy converter, the PB3, the MOSWEC prototype represents a significant improvement in multiple aspects. The innovative design enables modularity and commonality for the next generation buoy platform, making it more efficient in terms of transportation, serviceability, and maintainability. Additionally, the MOSWEC buoy will be more cost-effective for customers.

One of the key advancements of the MOSWEC is its fully sealed design, eliminating all externally moving parts, which further increases reliability and lowers maintenance costs. This innovation ensures that the energy converter operates efficiently and effectively in marine environments and supports all of OPT’s existing solutions, and expected future integration with vehicles, such as OPT’s WAM-V. This opens new possibilities for renewable energy generation, ocean security, and other applications in marine environments.

Furthermore, the MOSWEC prototype allows for the integration of wind and solar energy generation, providing increased and diversified energy output compared to the PB3. This feature, combined with the buoy’s performance in storm conditions, makes the MOSWEC prototype a more versatile and sustainable solution for powering various applications.

“We are thrilled to announce the deployment of our operational size MOSWEC prototype, which represents a significant advancement in wave energy conversion technology,” said Philipp Stratmann, President, and Chief Executive Officer of OPT. “With its smaller size, lower price, sealed design, and increased energy generation capabilities, the MOSWEC prototype is a major step forward in our mission to provide innovative and sustainable marine energy solutions.”

OPT holds multiple patents related to MOSWEC technology, which generates power from the relative motion caused by ocean waves. The Company’s commitment to advancing clean and reliable ocean energy solutions aligns with the nation’s blue economy goals and supports the transition to a more sustainable future.

About Ocean Power Technologies

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services through our wholly owned subsidiary Marine Advanced Robotics. We are headquartered in Monroe Township, New Jersey, and have offices in Houston, Texas, and Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

Forward-Looking Statements

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 609-730-0400 x401 or InvestorRelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com